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                                                              Exhibit 23(h)(13)

                         EXPENSE LIMITATION AGREEMENT

   This Expense Limitation Agreement, effective as of April 30, 2007, is by and between Lincoln Investment Advisors Corporation ("LIAC") and Lincoln Variable Insurance Products Trust (the "Trust"), on behalf of its series set forth in Schedule A to this Agreement (the "Funds").

   WHEREAS, the Trust and LIAC, the investment adviser to the Funds, have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject.

   NOW THEREFORE, the parties hereto agree as follows:

1.  Expense Limitation.

   (a) Applicable Expense Limit. To the extent that the ordinary operating expenses ("Fund Operating Expenses") incurred by a Fund in any fiscal year, including, but not limited to, investment management fees of LIAC and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 Act (the "1940 Act"), but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund's business, exceed the Operating Expense Limit, as defined below, such excess amount (the "Excess Amount") shall be the liability of LIAC.

   (b) Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall be the lesser of (i) the amount specified in Schedule A or
(ii) the aggregate fees of the corresponding acquired JPVF Fund, Inc. Portfolio on March 31, 2007. In either case, the Operating Expense Limit shall be based on a percentage of the average daily net assets of each Fund.

   (c) Method of Computation. To determine LIAC's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be estimated and accrued. Each day, the Fund shall also calculate an Operating Expense Limit Amount, based on each Fund's average net assets and its Annual Expense Limit. If the total expenses exceed the Operating Expense Limit Amount, the Fund shall record a receivable from LIAC in an amount equal to the Excess Amount less any such receivables previously recorded for the fiscal period. Shortly after the end of each month, the Fund shall deliver to LIAC a statement indicating the Excess Amount owed to the Fund for the month and LIAC will remit to the Fund an amount that is sufficient to pay that monthly Excess Amount.

   (d) Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the payments remitted by LIAC to each Fund with respect to the previous fiscal year shall equal the Excess Amount for that Fund.

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2.  Term and Termination of Agreement.

   (a) This Agreement will continue with respect to each Fund at least through April 30, 2008, and renew automatically for one-year terms unless LIAC provides written notice of termination to a Fund.

   (b) This Agreement shall terminate with respect to any Fund upon termination of the Investment Management Agreement, dated April 30, 2007, between the Trust, on behalf of each Fund, and LIAC ("Investment Management Agreement"), or it may be terminated by either party hereto, without payment of any penalty, upon ten (10) days' prior written notice to the other party at its principal place of business.

3.  Miscellaneous.

   (a) Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of its responsibility regarding the affairs of the Trust or the Funds.

   (b) Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives, all as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS             LINCOLN VARIABLE INSURANCE PRODUCTS
CORPORATION                             TRUST

By:    /s/ Kevin J. Adamson             By:    /s/ Kelly D. Clevenger
       -------------------------------         ------------------------------
Name:  Kevin J. Adamson                 Name:  Kelly D. Clevenger
Title: Second Vice President            Title: President

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                                  SCHEDULE A

                           OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust. The Maximum Operating Expense Limit (as a percentage of average net assets) is the lesser of (i) the amount specified in Schedule A below or (ii) the aggregate fees of the corresponding acquired JPVF Fund, Inc. Portfolio on March 31, 2007.

                                      Maximum Operating Expense Limit
Name of Fund                      (as a percentage of average net assets)
------------                 -------------------------------------------------
LVIP Capital Growth Fund                      Standard Class:
                                                   .81*
                                              Service Class:
                                                  1.06**

                              *aggregate fees as of March 31, 2007 were .78%
                             **aggregate fees as of March 31, 2007 were 1.03%

LVIP Marsico International                    Standard Class:
Growth Fund                                        1.12*
                                              Service Class:
                                                  1.37**

                              *aggregate fees as of March 31, 2007 were 1.04%
                             **aggregate fees as of March 31, 2007 were 1.29%

LVIP MFS Value Fund                           Standard Class:
                                                   .82*
                                              Service Class:
                                                  1.07**
                              *aggregate fees as of March 31, 2007 were .80%
                             **aggregate fees as of March 31, 2007 were 1.05%

LVIP Mid-Cap Growth Fund                      Standard Class:
                                                   1.05*
                                              Service Class:
                                                  1.30**
                              *aggregate fees as of March 31, 2007 were 1.02%
                             **aggregate fees as of March 31, 2007 were 1.27%

LVIP Mid-Cap Value Fund                       Standard Class:
                                                   1.11*
                                              Service Class:
                                                  1.36**
                              *aggregate fees as of March 31, 2007 were 1.04%
                             **aggregate fees as of March 31, 2007 were 1.29%

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                                      Maximum Operating Expense Limit
Name of Fund                      (as a percentage of average net assets)
------------                 -------------------------------------------------
LVIP S&P 500 Index Fund                       Standard Class:
                                                   .28*
                                              Service Class:
                                                   .53**

                              *aggregate fees as of March 31, 2007 were .28% **aggregate fees as of March 31, 2007 were .53%

LVIP Small-Cap Index Fund                     Standard Class:
                                                    .46
                                              Service Class:
                                                    .71

LVIP Templeton Growth Fund                    Standard Class:
                                                   .86*
                                              Service Class:
                                                  1.11**

                              *aggregate fees as of March 31, 2007 were .81%
                             **aggregate fees as of March 31, 2007 were 1.06%

LVIP T. Rowe Price Growth                     Standard Class:
Stock Fund                                         .88*
                                              Service Class:
                                                  1.13**

                              *aggregate fees as of March 31, 2007 were .86%
                             **aggregate fees as of March 31, 2007 were 1.11%

LVIP Value Opportunities                      Standard Class:
Fund                                               1.34*
                                              Service Class:
                                                  1.59**

                              *aggregate fees as of March 31, 2007 were 1.35%
                             **aggregate fees as of March 31, 2007 were 1.60%

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